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                                                                     EXHIBIT 3.3


                                   CVF Corp.

                         Common Share Purchase Warrant



No. W-1                                                       September 20, 1995


     CVF Corp., a Nevada corporation (the "Company"), for value received, hereby certifies that Canadian Venture Founders I, Limited Partnership ("CVFLP"), is entitled to purchase from the Company 952,784 duly authorized, validly issued, fully paid and nonassessable common shares, par value $.001 per share (the "Common Shares") of the Company at the purchase price per share set forth in section 2.2 hereof, at any time or from time to time prior to 5:00 P.M., New York City time, on September 20, 2000, all subject to the terms and conditions set forth below in this Warrant.

     This Warrant was originally issued as part of the consideration paid by the Company to Canadian Venture Founders I Limited Partnership ("CVFLP") under the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated August 20, 1995, between the Company, CVFLP and L. Dee Hall. The Warrants originally so issued evidence rights to purchase a maximum of 15.9% of the number of Common Shares outstanding immediately after the closing of the transactions contemplated by the Asset Purchase Agreement.

     1.  Exercise of Warrant.

     1.1. Manner of Exercise. For a period of five years from the date of issuance (the "Initial Exercise Period") the Warrant may be exercised by the holder hereof, in the amount set forth in section 1.4(a) hereof, and for a period of six months after the end of the Initial Exercise Period, in the amount set forth in section 1.4(b) hereof. Such exercises may be during normal business hours on any business day, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription in substantially the form attached to this Warrant duly executed by such holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company in the amount calculated as set forth in section 2.2 hereof.

     1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

     1.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the holder hereof or,



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subject to section 4, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

            (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Common Shares to which such holder shall be entitled upon such exercise, and

            (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of Common Shares equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1.1.

     1.4. Common Shares Issuable Upon Exercise of Warrants. The number of Common Shares which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined as follows:

            (a) if, within the Initial Exercise Period, a former Limited Partner of CVFLP (as listed on Schedule A hereto) sells any number of Common Shares, Warrants entitling the holder to acquire one-fifth of such number of Common Shares may be exercised any time during the Exercise Period; and

            (b) at the end of the Initial Exercise Period the balance of the Warrants may be exercised within the following six months.

     1.5. Exercise Price.  The exercise price of the Warrants shall be $3.05.

     In the event that the Company shall at any time subdivide or change the outstanding number of Common Shares, the Exercise Price and the number of Common Shares issuable upon exercise of the Warrant shall be proportionately adjusted.

     2. No Impairment. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding.

     3. Registration of Common Stock. If any Common Shares required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Shares are listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of


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issuance, the Common Shares issuable upon exercise of the then outstanding
Warrants and maintain the listing of such shares after their issuance.

     4.  Restrictions on Transfer.

     4.1. Restrictive Legends. Except as otherwise permitted by this section 4, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred, sold or otherwise disposed of except while a registration under the Securities Act is in effect or pursuant to an exemption therefrom under the Securities Act. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant."

Except as otherwise permitted by this section 4, each certificate for Common Shares issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred in the absence of such registration or an exemption therefrom. Such shares may be transferred only in compliance with the conditions specified in certain Common Share Purchase Warrants issued by Western Growth Corporation, dated September 20, 1995. A complete and correct copy of the form of such Warrant is available for inspection at the principal office of the Company and will be furnished to the holder of such shares upon written request and without charge."

     4.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any securities bearing either of the legends set forth in Section
4.1 (the "Restricted Securities"), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this section 4.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                   (i) If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, and (B) counsel for the Company shall not have rendered an opinion within 15 days after the receipt by the Company of such written notice that such registration is required, such holder shall thereupon be entitled to transfer such securities in accordance with the terms of the notice delivered by such holder to the Company.
              Each warrant or certificate, if any, representing such securities issued upon or in connection with such transfer shall bear the appropriate restrictive legend required by section 4.1, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Securities Act. If for any reason


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              counsel for the Company (after having been furnished with the information required to be furnished by clause (a) of this section 4.2) shall fail to deliver an opinion to the Company as aforesaid, then for all purposes of this Warrant the opinion of counsel for the Company shall be deemed to be the same as the opinion of counsel for such holders.

                   (ii) If in the opinion of either of or both such counsel the proposed transfer may not legally be effected without registration of such Restricted Securities under the Securities Act (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Restricted Securities until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this section 4.2 and fulfillment of the provisions of clause (i) above or (y) such shares have been effectively registered under the Securities Act.

Notwithstanding the foregoing provisions of this section 4.2(ii), CVFLP shall be permitted to transfer any Restricted Securities to a limited number of institutional investors, provided that (A) each such investor represents in writing that it is acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee), (B) each such investor agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this section 4.2 and (C) CVFLP delivers to the Company an opinion of counsel satisfactory to the Company, stating that such transfer may be effected without registration under the Securities Act. Each party shall pay its own reasonable fees and disbursements of counsel in connection with all opinions rendered by them pursuant to this section 4.2 and pursuant to section 4.3.

     4.3.  Termination of Restrictions.  The restrictions imposed by this section 4 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by section 4.1.

     5. Reservation of Shares, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of Common Shares from time to time issuable upon exercise of all Warrants at the time outstanding. All Common Shares issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

     6. Registration and Transfer of Warrants, etc.

     6.1. Warrant Register; Ownership of Warrants. The Company will keep at its principal office a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not


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be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes.
Subject to section 4, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

     6.2. Transfer and Exchange of Warrants. Upon surrender of any Warrant for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will (subject to compliance with section 4, if applicable) execute and deliver in exchange therefor a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

     6.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     7. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     8. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     9. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President at its principal office, provided that the exercise of any Warrant shall be effective in the manner provided in section 1.

     10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     11. Descriptive Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.



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     12.    GOVERNING LAW.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


                                         CVF Corp.




                                         /s/ L. Dee Hall
                                         ---------------------
                                         By:       L. Dee Hall
                                         Title:    President



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                              FORM OF SUBSCRIPTION


                 [To be executed only upon exercise of Warrant]


To [NAME OF ISSUER]

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______ Common Shares of
[NAME OF ISSUER] and herewith makes payment of $              therefor, and
requests that the certificates for such shares be issued in the name of, and
delivered to                , whose address is              .

Dated:                             __________________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                                   __________________________________________
                                                (Street Address)


                                   __________________________________________
                                             (City)(State)(Zip Code)


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                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]


For value received, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto                the right represented
by such Warrant to purchase         Common Shares of [NAME OF ISSUER] to which
such Warrant relates, and appoints                Attorney to make such
transfer on the books of [NAME OF ISSUER] maintained for such purpose, with full power of substitution in the premises.

Dated:                             __________________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of Warrant)




                                   __________________________________________
                                                (Street Address)


                                   __________________________________________
                                             (City)(State)(Zip Code)

Signed in the presence of:


_______________________________________



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      ____________________________________________________________________




                                   CVF Corp.



                         Common Share Purchase Warrant




                         Dated as of September 20, 1995




      ____________________________________________________________________


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER THE SECURITIES ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.